EXHIBIT 10.2

SIXTH AMENDMENT TO

SECOND AMENDED AND RESTATED WAREHOUSE REVOLVING CREDIT FACILITY AGREEMENT

THIS SIXTH AMENDMENT TO THE SECOND AMENDED AND RESTATED WAREHOUSE REVOLVING CREDIT FACILITY AGREEMENT (this “Amendment”) is entered into as of March 31, 2009 and amends in certain respects the Second Amended and Restated Warehouse Revolving Credit Facility Agreement dated as of August 31, 2001 (as amended, the “Credit Agreement”), among MARLIN LEASING CORPORATION, a Delaware corporation (the “Borrower”), each of the financial institutions that is or pursuant to the terms thereof may become a party thereto as lender (individually a “Lender” and collectively the “Lenders”) and NATIONAL CITY BANK, a national banking association, as Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the parties wish to amend certain provisions of the Credit Agreement; and

WHEREAS, the parties hereto desire to effect such amendments on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, the Borrower and the Lenders hereby agree as follows:

SECTION 1. Defined Terms.

(a) General Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

(b) Additional Definitions.  The following definitions are hereby added to Section 1.01 of the Credit Agreement to read in their entirety as follows.

“Base Rate Floor” means three and three quarters of one percent (3.75%).

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.

“Termination Date” means the earlier of (a) June 29, 2009 or (b) such other date as the Loans shall be due in accordance with this Agreement.

 “Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by the Agent).

(c) Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Applicable Margin” means two and one quarter of one percent (2.25%).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Prime Rate, (ii) the Federal Funds Rate plus ½ of 1%, (iii) the Daily LIBOR Rate plus 1%, and (iv) the Base Rate Floor.

“Borrowing Base” - as to any Eligible Contract as at the date of any determination thereof (but subject to paragraphs (a) through (i) of this definition below): (i) if such Eligible Contract is not an Exception Contract, the lesser of (x) 80.0% of the then Net Present Value of such Eligible Contract and (y) 85.0% of the Net Investment pertaining to the Eligible Equipment subject to such Eligible Contract; and (ii) if such Eligible Contract is an Exception Contract, the lesser of (x) 75.0% of the then Net Present Value of such Eligible Contract and (y) 80.0% of the Net Investment pertaining to the Eligible Equipment subject to such Eligible Contract; less, in any case, all security deposits and advance lease payments and other sums received by the Borrower relating to any Eligible Contract (solely as they relate to assets included in the Borrowing Base).  Notwithstanding the foregoing:

(a)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts with any one User (including Affiliates of such User) shall not exceed $200,000;

(b)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which have initial lease terms in excess of 60 months from the commencement date of such Contracts shall not exceed 10% of the aggregate Commitment for all Lenders;

(c)           except for the Exception Contracts and Contracts evidenced by Financing Agreements, no Contract may be included in the Borrowing Base for a period of in excess of 360 days;

(d)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which constitute Prepayable Contracts shall not exceed $125,000;

(e)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which constitute Recourse Contracts shall not exceed $125,000;

(f)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which constitute Sub-lease Contracts shall not exceed $250,000;

(g)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which constitute Business Capital Loan Agreements shall not exceed $3,000,000;

(h)           the aggregate amount includible in the Borrowing Base of Net Present Value of Eligible Contracts which constitute Exception Contracts which are 31 days or more past due shall not exceed 10% of the total Borrowing Base; and

(i)           no Exception Contract may be included in the Borrowing Base if it was not reported on the Borrowing Base Report dated March 13, 2009.

“Commitment Termination Date” means the earlier of (a) March 30, 2009, or such later date as shall be applicable pursuant to Section 2.04 or (b) such other date as the Commitment shall terminate in accordance with this Agreement.

“Post-Default Rate” means a rate of interest per annum equal to 2% in excess of the Base Rate plus the Applicable Margin as in effect from time to time.

SECTION 2. Amendment of Schedule 1.01 to Credit Agreement.  Schedule 1.01 to the Credit Agreement is hereby amended and restated, in its entirety, with Schedule 1.01 to this Amendment and the Commitments of each Lender are hereby reduced to reflect the amounts set forth opposite such Lender’s name of such restated Schedule 1.01.

SECTION 3. Amendment to Section 2.01 of the Credit Agreement.  Paragraph (e) of Section 2.01 of the Credit Agreement is hereby amended and restated, in its entirety, as follows:

(e)           Each Revolving Loan shall be paid in full on the Termination Date.  Revolving Loans may, in addition, be prepaid from time to time in accordance with Section 2.07.

SECTION 4. Amendment to Section 2.02 of the Credit Agreement.  Section 2.02 of the Credit Agreement is hereby amended and restated, in its entirety, as follows:

2.02           Notices.  The Borrower shall give the Agent written notice in substantially the form of Exhibit B hereto (a “Notice”) of each prepayment of a Loan.  Each Notice shall be irrevocable and shall be effective only if received by the Agent no later than 12:00 P.M., Philadelphia time, on the date which is at least one Business Day prior to the date of the prepayment of the Loan designated in the Notice.  Each such Notice of a prepayment shall specify (a) the amount of Loan to be prepaid, and (b) the date of such prepayment (which shall be a Business Day).

SECTION 5. Amendment to Section 2.06 of the Credit Agreement.  Section 2.06 of the Credit Agreement is hereby amended and restated, in its entirety, as follows:

2.06           Conversion of Loans.  No Loan may be converted into a LIBOR Loan.

SECTION 6. Amendment to Section 2.09 of the Credit Agreement.  Section 2.09 of the Credit Agreement is hereby amended and restated, in its entirety, as follows:

2.09           Payment of Loans.  On the Termination Date, the Borrower shall be obligated to pay to the Agent, for itself and for the accounts of the Lenders, as applicable, (a) the outstanding principal amount of the Loans together with accrued interest thereon (subject to any prepayment required to be made prior thereto under this Agreement), and (b) all other amounts otherwise owing under this Agreement, the Notes and any other Loan Documents.

SECTION 7. Amendment to Section 5.04 of the Credit Agreement.  Section 5.04 of the Credit Agreement is hereby amended by adding the following text immediately prior to the period at the end of such Section:

“; and (b) together with each Borrowing Base Report described in (a) above, a schedule of each of the Exception Contracts included in the reporting of the Borrowing Base on such Borrowing Base Report”

SECTION 8. Amendment to Section 11.09 of the Credit Agreement.  The addresses set forth in Section 11.09 of the Credit Agreement are hereby amended and restated as follows:

If to the Borrower:

Marlin Leasing Corporation
300 Fellowship Road
Mount Laurel, NJ  08054
Attention:  Mr. Daniel Dyer, Chief Executive Officer
With a Copy to: Mr. George Pelose, General Counsel
Tel:  (856) 359-9111
Facsimile:  (888) 479-1100

If to the Agent:

National City Bank
One South Broad Street, 14th Floor
Philadelphia, PA  19107
Attention:  Mr. Michael Labrum
Tel:  (267) 256-4081
Facsimile:  (267) 256-4002

with a copy (other than in the case of Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

Reed Smith LLP
2500 One Liberty Place
1650 Market Street
Philadelphia, PA 19103
Attention: David A. Surbeck
Tel:  (215) 851-8134
Facsimile:  (215) 851-1420

SECTION 9. Effectiveness.  The amendments and consents set forth in this Amendment shall be conditioned upon the receipt by the Agent of counterparts of this Amendment executed by the Borrower and the Lenders, and acknowledged by the guarantor, and the fulfillment to the satisfaction of the Agent of each of the following conditions:

(a) The Borrower shall have delivered to the Agent in form and substance satisfactory to the Agent a Certificate of the Secretary or Assistant Secretary of the Borrower certifying (i) that all corporate action by the Borrower necessary to authorize the execution, delivery and performance of each of the Amendment Documents (as hereunder defined) and the transactions contemplated thereby (including, as described below, with respect to the JPMorgan Facility) has been taken and that such authorization has not been rescinded, limited or modified, (ii) the incumbency (with specimen signatures) of the Authorized Officers of the Borrower, and (iii) that all representations and warranties set forth in this Amendment are true and correct at and as of the date of the effectiveness of this Amendment;

(b) the Borrower shall have entered into either (i) an extension, through a date not earlier than June 29, 2009, or (ii) an amortizing restructuring, in form satisfactory to the Lenders, of its warehouse facility existing under the Amended & Restated Series 2002-A Supplement to the Master Facility Agreement, dated as of March 15, 2006, as amended, by and among the Borrower, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A. (the “JPMorgan Facility”);

(c) Each Lender shall have been paid the extension fee required of the Borrower as agreed between such Lender and the Borrower;

(d) The Lenders shall have received a schedule of each of the Exception Contracts included in the Borrowing Base Report dated March 13, 2009;

(e) all reasonable costs and reasonable expenses of the Agent and the Lenders in connection with the preparation and review of this Amendment, including, but not limited to, the reasonable fees, expenses and disbursements of Reed Smith LLP, special counsel to the Agent, and any other Lender’s counsel;

(f) The Agent shall have received such other instruments, agreements and documents as it shall reasonably require in connection with this Amendment and the matters referred to above; and

(g) All matters related to the financial condition, assets, liabilities and creditworthiness of the Borrower shall be satisfactory to the Agent and the Lenders, in their sole discretion.

SECTION 10. Representations and Warranties.  In order to induce the Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery of this Amendment and the other Amendment Documents (hereinafter defined):

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged and in which it proposes to be engaged;

(b) The Borrower is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its failure to qualify could have a Material Adverse Effect;

(c) The Borrower has the power to execute, deliver and perform this Amendment, any other agreements or documents being or to be executed and delivered in connection herewith (collectively the “Amendment Documents”), and has taken all necessary action (corporate or otherwise) to authorize the execution, delivery and performance of the Amendment Documents;

(d) No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), other than any such consent or approval a copy of which has been delivered to the Agent in form and substance satisfactory to the Agent, no filing with, action by, consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no filing with, action by, consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower or the validity, enforcement or priority, of the Amendment Documents;

(e) The execution, delivery and performance by the Borrower of each of the Amendment Documents to which it is a party will not (i) violate or conflict with any provision of law or any rule or regulation, (ii) violate or conflict with any provision of the Amended Articles or by-laws of the Borrower,  (iii) violate or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets are affected, or (iv) result in the imposition of any Lien of any nature whatsoever upon any of its properties or assets owned by or used in connection with the business of the Borrower, except for the Liens created and granted pursuant to the Security Documents;

(f) This Amendment and each of the other Amendment Documents has been or will be duly executed and delivered by the Borrower, and when executed and delivered each will constitute the valid and legally binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by the availability of equitable remedies;

(g) Neither the Borrower nor any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or by which any of the properties or assets owned by it or used in the conduct of its business is affected, and the Borrower and its Subsidiaries have complied and are in compliance with all applicable laws, ordinances and regulations, including, without limitation, Environmental Laws, in either case which default, or non-compliance with which laws, could have a Material Adverse Effect on the Borrower;

(h) The Borrower is in full compliance with the terms and conditions of the Loan Documents, each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on and as of the date of effectiveness of this Amendment, and, as of the date of effectiveness of this Amendment and after giving effect thereto and to the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing;

(i) Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or the Lenders by or on behalf of the Borrower in connection with this Amendment or the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading; and

(j) Any failure of any of the representations and warranties made by Borrower in this Amendment to be true and correct in all respects when made shall constitute an Event of Default under the Credit Agreement.

SECTION 11.  Outstanding Indebtedness.  Borrower hereby acknowledges unconditionally that, as of the close of business on March 30, 2009, the outstanding principal balance of all Revolving Loans is $4,940,000.  Borrower acknowledges and agrees that the foregoing balance of the Revolving Loans, together with accrued and unpaid interest thereon, is owing to Lender without claim, counterclaim, recoupment, defense or setoff of any kind.

SECTION 12. Reference to and Effect on Loan Documents.

(a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as otherwise expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, or the Agent under the Credit Agreement or any of the other Loan Documents, shall not constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents, nor shall it affect or diminish any Lender’s or the Agent’s rights to hereafter require strict performance of any provision of the Credit Agreement or any of the other Loan Documents.

SECTION 13. Reaffirmation of Security Interest.  The Borrower hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Agent and the Lenders under the Loan Documents, and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by this Amendment, and the obligations secured thereby and thereunder shall include Borrower’s obligations under the Credit Agreement as amended by this Amendment.  Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 14. Further Assurances.  Each of the parties hereto hereby agrees to do such further acts and things and to execute, deliver and acknowledge such additional agreements, powers and instruments as any other party hereto may reasonably require to carry into effect the purposes of this Amendment.

SECTION 15. Governing Law.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 16. Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Execution and delivery of this Amendment by facsimile transmission shall constitute execution and delivery of this Amendment for all purposes, with the same force and effect as execution and delivery of an originally manually signed copy hereof.

SECTION 17. Headings; Binding Effect.  The headings of the several sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.  The provisions of this Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to the Second Amended And Restated Warehouse Revolving Credit Facility Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

MARLIN LEASING CORPORATION, asBorrower

By: _____________________________      Name:
      Title:

NATIONAL CITY BANK, as Agent and as a Lender

By:_____________________________
Name:
Title:

FIRSTRUST SAVINGS BANK, as a Lender

By:_____________________________
      Name:
      Title:

SOVEREIGN BANK, as a Lender

By:_____________________________
      Name:
      Title:

HARRIS N.A., as successor by merger to Harris Trust and Savings Bank

By:_____________________________
      Name:
      Title:

ACKNOWLEDGED AND ACCEPTED BY:

MARLIN BUSINESS SERVICES CORP., as guarantor under the Guaranty dated November 3, 2003 made for the benefit of National City Bank, as Agent, and the Lenders.

By: _____________________________      Name:
Title:

SCHEDULE 1.01

COMMITMENT PERCENTAGES AND LOAN COMMITMENTS

Lender Name	Loan Commitment	Commitment Percentage

National City Bank	$1,852,500	37.50%
Sovereign Bank	$1,235,000	25.00%
Firstrust Savings Bank Harris N.A	$ 926,250 $ 926,250	18.75% 18.75%
Total	$4,940,000	100%